                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2)
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         BROADWAY FINANCIAL CORPORATION
                (Name of Registrant as Specified in its Charter)



       ------------------------------------------------------------------------
        (Name of Person(s) filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)   Title of each class of securities to which transaction applies:

       (2)   Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)   Proposed maximum aggregate value of transaction:

       (5)   Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)   Amount Previously Paid:

       (2)   Form, Schedule or Registration Statement No.:

       (3)   Filing Party:

       (4)   Date Filed:

                         BROADWAY FINANCIAL CORPORATION
                             4800 Wilshire Boulevard
                          Los Angeles, California 90010



Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Broadway Financial Corporation (the "Company"), which will be held at the Company's principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m., on June 21, 2000.

As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, stockholders will be asked to vote on the election of three directors, to ratify the appointment of the independent auditors for Broadway Financial Corporation and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Your vote is very important, regardless of the number of shares you own. I urge you to mark, sign and date each proxy card you receive and return it as soon as possible in the postage-paid envelope provided, even if you currently plan to attend the Annual Meeting. Returning your proxy card will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend.

Sincerely,

/s/ Paul C. Hudson

Paul C. Hudson
President and Chief Executive Officer

IMPORTANT: IF YOUR BROADWAY FINANCIAL CORPORATION SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM OR NOMINEE, ONLY THAT BROKERAGE FIRM OR NOMINEE CAN EXECUTE A PROXY ON YOUR BEHALF. TO ENSURE THAT YOUR SHARES ARE VOTED, WE URGE YOU TO TELEPHONE THE INDIVIDUAL RESPONSIBLE FOR YOUR ACCOUNT TODAY AND OBTAIN INSTRUCTIONS ON HOW TO DIRECT HIM OR HER TO EXECUTE A PROXY.

IF YOU HAVE ANY QUESTIONS OR NEED ANY ASSISTANCE IN VOTING YOUR SHARES, PLEASE TELEPHONE THE COMPANY'S INVESTOR RELATIONS REPRESENTATIVE, BEVERLY A. DYCK, AT
(323) 634-1700, EXT 231.

                         BROADWAY FINANCIAL CORPORATION
                             4800 Wilshire Boulevard
                          Los Angeles, California 90010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on June 21, 2000

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Broadway Financial Corporation (the "Company") will be held at the Company's principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m., on June 21, 2000, for the following purposes:

     1) To elect three directors of the Company to serve until the Annual Meeting to be held in the year 2003 or until their successors are elected and have been qualified. The Board of Directors has nominated Messrs. Paul C. Hudson, Kellogg Chan and Larkin Teasley.

     2) To ratify the appointment of KPMG LLP as the Company's independent auditing firm for 2000.

     3) To consider such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has selected May 12, 2000 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's principal executive offices during the ten days prior to the meeting. Such list will also be available for inspection at the time and place of the Annual Meeting.

By Order of the Board of Directors

/s/ Beverly A. Dyck

Beverly A. Dyck
Secretary

Los Angeles, California
May 17, 2000

                         BROADWAY FINANCIAL CORPORATION

                             4800 Wilshire Boulevard
                          Los Angeles, California 90010

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 21, 2000


              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Broadway Financial Corporation (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California, 90010, at 2:00 p.m., on June 21, 2000, and at any postponement or adjournment thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about May 17, 2000.

The Company was incorporated under Delaware law in September 1995 for the purpose of acquiring and holding all of the outstanding capital stock of Broadway Federal Bank, f.s.b. ("Broadway Federal" or the "Bank") as part of the Bank's conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the "Conversion"). The Conversion was completed, and the Bank became a wholly owned subsidiary of the Company, on January 8, 1996. Unless otherwise indicated, references in this Proxy Statement to the Company include the Bank as its predecessor.

The Board of Directors of the Company has selected May 12, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of April 30, a total of 926,657 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were outstanding at the close of business on that date. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders will be entitled to cast one vote for each share of Common Stock held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the stockholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR the election of the directors named in this Proxy Statement and FOR approval of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. Although the Board of Directors currently knows of no other matter to be brought before the Annual Meeting, if other matters properly come before the Annual Meeting and may properly be acted upon, including voting on a substitute nominee for director in the event that one of the nominees named in this Proxy Statement becomes unwilling or unable to serve before the Annual Meeting, the proxy will be voted in accordance with the best judgement of the persons named in the proxy.

Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a later signed and dated proxy or other written notice of revocation to Beverly A. Dyck, Secretary of the Company, at 4800 Wilshire Boulevard, Los Angeles, California 90010. A proxy may also be revoked if the person executing the proxy is present at the Annual Meeting and chooses to vote in person.

The principal solicitation of proxies is being made by mail. The Company has retained American Securities Transfer & Trust, Inc., the Company's transfer agent, to assist in the solicitation of proxies for an estimated fee of $1,600 plus reimbursement for certain expenses. To the extent necessary, proxies may be solicited by certain officers, directors and employees of the Company, or its wholly-owned subsidiary, none of whom will receive additional compensation therefor, and may also be solicited by telegram, telephone or personal contact. The Company will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokers and other nominee holders of shares for their expenses incurred in forwarding solicitation material to beneficial owners of shares.

                              ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with the term of one class of directors to expire each year. Three directors are to be elected at the Annual Meeting. The Certificate of Incorporation does not provide for cumulative voting in the election of directors.

The following table sets forth the names and certain information regarding the persons who are currently members of the Company's Board of Directors, including those nominated by the Board of Directors for reelection. If elected, Messrs. Paul C. Hudson, Kellogg Chan and Larkin Teasley will each serve for a term of three years or until their respective successors are elected and qualified. The three nominees have consented to be named and have indicated their intention to serve if elected. Each director listed below served as a director of the Bank prior to its reorganization into a holding company structure. The dates listed below pertaining to length of service as a director include service as a director of the Bank prior to the formation of the Company. If any of the nominees becomes unable to serve as a director for any reason, the shares represented by the proxies solicited hereby may be voted for a replacement nominee selected by the Board.

                                             AGE AT
                                          DECEMBER 31,        DIRECTOR      TERM          POSITIONS CURRENTLY HELD WITH
               NAME                           1999              SINCE       EXPIRES          THE COMPANY AND THE BANK
------------------------------------    -----------------     ----------    -------       -------------------------------
NOMINEES:
      Paul C. Hudson (1)                       51             1985          2003          Director,  President and Chief
                                                                                          Executive  Officer  of Company
                                                                                          and Bank
      Kellogg Chan                             60             1993          2003          Director of Company and Bank
      Larkin Teasley                           63             1977          2003          Director of Company and Bank

SIX CONTINUING DIRECTORS:
      Elbert T. Hudson(1)                      79             1959          2001          Director  and  Chairman of the
                                                                                          Board of Company and Bank
      Willis K. Duffy                          72             1974          2001          Director of Company and Bank
      Rosa M. Hill                             70             1977          2001          Director of Company and Bank
      Lyle A. Marshall                         74             1976          2002          Director of Company and Bank
      A. Odell Maddox                          53             1986          2002          Director of Company and Bank
      Daniel A. Medina                         42             1997          2002          Director of Company and Bank

--------------
(1)    Elbert T. Hudson and Paul C. Hudson are father and son.


                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                      THAT YOU VOTE FOR THE ABOVE NOMINEES.

The business experience of each of the nominees and continuing directors is as follows:

NOMINEES:

PAUL C. HUDSON is the President and Chief Executive Officer of the Company and the Bank. Mr. Hudson joined Broadway Federal in 1981, was elected to the Board in 1985, and served in various positions prior to becoming President and Chief Executive Officer in 1992. Mr. Hudson is a member of the California and District of Columbia Bars. He is a member of the Boards of Directors of America's Community Bankers (the national thrift industry association), the American League of Financial Institutions, Pitzer College, the Fulfillment Fund, and the California Community Foundation. Mr. Hudson also chairs the Board of Community Build.

KELLOGG CHAN has been a member of the Board of Directors since 1993. He was Chairman and Chief Executive Officer of Universal Bank, f.s.b. from 1994 to 1995 and a consultant to Seyen Investments from 1993 to 1994. He was President and Chief Executive Officer of East-West Bank from 1976 to 1992. Currently, Mr. Chan is President of North American Financing Corporation, a real estate investment banking firm. Mr. Chan is a past trustee of the Greater Los Angeles Zoo Association, and past member of the Boards of Directors of the San Marino City Club, the Southern California

Chinese Lawyers Association and the San Gabriel
Valley Council of Boy Scouts. Mr. Chan is a member of the Chinese American Citizens Alliance, Central City Optimists, and the Chinese Heart Council of the American Heart Association.

LARKIN TEASLEY has been President and Chief Executive Officer of Golden State Mutual Life Insurance Company since 1980 and is a member of its Board of Directors. Mr. Teasley is a member of the Boards of Directors of the Golden State Minority Foundation, the Greater Los Angeles African American Chamber of Commerce, the California Chamber of Commerce and the Los Angeles County Board of Investment for the County Employees Retirement Association. He is Chairman of the National Insurance Association.

CONTINUING DIRECTORS:

ELBERT T. HUDSON is Chairman of the Board of both the Company and the Bank and has engaged in the practice of law since his retirement as Chief Executive Officer of the Bank in 1992. He was elected as President/Chief Executive Officer of the Bank in 1972, a position he held until his retirement. Mr. Hudson is currently Chairman of the Executive Committee of the Board, a committee he has served on continuously since 1959, and serves on the Board of Directors of Broadway Service Corporation ("BSC"), a wholly owned subsidiary of Broadway Federal. He also served on the Loan Committee of the Board from 1959 through 1984. Mr. Hudson has been a member of the California Bar since 1953 and was a practicing attorney prior to his election as President/Chief Executive Officer of Broadway Federal. Mr. Hudson is a member of the Board of Directors of Golden State Mutual Life Insurance Company and is a member of its Executive Committee and Chairman of its Audit Committee. Mr. Hudson is also President of the Board of NAACP "New Careers," and is a member of the Board of Los Angeles Trade Technical College Foundation.

WILLIS K. DUFFY, D.D.S. is a retired dentist and was a general partner of Washington Medical Center. Dr. Duffy is the Chairman of the
Compensation/Benefits Committee of the Board. Dr. Duffy also serves as a member of the Boards of Directors of the Watts/Willowbrook Boys and Girls Club, the Los Angeles Police Department Historical Society and the Sigma Pi Phi Foundation.

ROSA M. HILL is the Corporate Secretary of S.J.H. Investment Company. She was formerly an elementary school teacher in the Los Angeles City Schools and Fisk University Children's School. Mrs. Hill also worked as a social worker with the Los Angeles County Bureau of Public Assistance. She served as the Chairperson of the Compliance/Community Reinvestment Act ("CRA")/Public Relations Committee of the Board. She served on the Board of Trustees of Bennett College, Greensboro, North Carolina. Mrs. Hill has been an active member of Holman United Methodist Church for over 45 years where she has held many leading roles.

LYLE A. MARSHALL is a retired tax attorney. Prior to his retirement in 1993, he served as President of Lyle A. Marshall & Assoc., Ltd., a consulting firm, and was co-owner of Drummond Distributing Co. Mr. Marshall was admitted to practice before the United States Supreme Court, the United States District Court, United States Tax Court and the New York State Bar. Mr. Marshall is Chairman of the Audit and the Internal Asset Review Committees of the Board. Mr. Marshall also chairs the Board of the Watts/Willowbrook Boys and Girls Club.

A. ODELL MADDOX is President and Manager of Maddox & Stabler Construction Co. Inc. and a real estate broker for Maddox Company, a real estate property management company. Mr. Maddox served as a real estate appraiser for the Los Angeles County Assessor's Office from 1969 to 1972 and as a consultant to Citizens Savings and Loan Association from 1978 to 1979. Mr. Maddox is Chairman of the Loan Committee of the Board.

DANIEL A. MEDINA is a Managing Director in the Global Corporate Finance Practice of Arthur Andersen, LLP. Mr. Medina joined Arthur Andersen in February 1999. Prior to joining Arthur Andersen, Mr. Medina had been Vice President-Acquisitions for Avco Financial Services, Inc., since October 1996. Before Avco, Mr. Medina had been Managing Director-Corporate Advisory Department for Union Bank of California, N.A., a subsidiary of the Bank of Tokyo Mitsubishi Bank, since 1992. Mr. Medina has been a member of the Company's Board since 1997. Prior to that time he was an advisor to the Broadway Federal Board since 1993 and the Company Board since 1996.


BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company and the Board of Directors of the Bank held twelve meetings each during 1999. The Company has three committees: The Executive Committee, the Compensation/Benefits Committee and the Audit Committee. During 1999, the Bank had a total of seven committees: the Executive Committee, the Audit Committee, the Compensation/Benefits Committee, the Loan Committee, the Internal Asset Review Committee, the Asset/Liability and Investment Committee and the Compliance Committee. The Audit and Compliance Committees have now been combined.

COMPANY COMMITTEES

The Executive Committee consists of Messrs. Elbert T. Hudson (Chairperson), Paul
C. Hudson and Kellogg Chan. This committee monitors Company financial matters, such as analysis of overall earnings performance, focusing on trends, projections and problem anticipation and resolution. It also monitors the status of litigation and serves as an interim decision-making body that functions between Board meetings, counseling the chief executive officer by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee had no meetings during 1999.

The Audit Committee consists of Mr. Lyle A. Marshall (Chairperson), Mrs. Rosa Hill and Mr. A. Odell Maddox. The Audit Committee is responsible for oversight of the internal audit function for the Company, assessment of accounting systems, monitoring of internal control deficiencies and monitoring regulatory compliance. The committee is also responsible for oversight of external auditors. The Audit Committee had one meeting during 1999.

The Compensation/Benefits Committee consists of Dr. Willis K. Duffy (Chairperson), Mr. Larkin Teasley and Mr. Daniel A. Medina. This committee is responsible for the oversight of salary and wage administration and various employee benefits, policies and incentive compensation issues at the Company level. The Compensation/Benefits Committee had no meetings during 1999.

BANK COMMITTEES

The Executive Committee consists of Messrs. Elbert T. Hudson (Chairperson), Paul
C. Hudson, Lyle A. Marshall and Larkin Teasley. This committee monitors financial matters, including capital adequacy and liquidity, and analyzes overall earnings performance, focusing on trends, regulations, projections and problem anticipation and resolution. It also monitors the status of litigation and serves as an interim decision-making body that functions between Board meetings, counseling the chief executive officer by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee met nine times during 1999.

The Audit Committee consists of Mr. Lyle A. Marshall (Chairperson), Mrs. Rosa M. Hill, Dr. Willis K. Duffy and Mr. Daniel A. Medina. The Audit Committee is responsible for oversight of the internal audit function, assessment of accounting systems, monitoring of internal control deficiencies and monitoring regulatory compliance. The committee is also responsible for oversight of external auditors. The Audit Committee met eleven times during 1999. Effective March 22, 2000, this committee was combined with the Compliance/Public Relations Committee. No additional committee members were added.

The Compensation/Benefits Committee consists of Dr. Willis K. Duffy (Chairperson), Messrs. A. Odell Maddox and Larkin Teasley. This committee is responsible for the oversight of salary and wage administration and various employee benefits, policies and incentive compensation issues, as well as the appraisal of the chief executive officer's performance, determination of his salary and bonus, and making recommendations regarding such matters for approval by the Board of Directors. The committee met four times during 1999.

The Loan Committee consists of Messrs. A. Odell Maddox (Chairperson), Paul C. Hudson, Kellogg Chan and Gerald W. Parker, Chief Loan Officer as a non-Board member. Mr. Parker assumed this position in April 2000. During 1999, Eric V. Johnson served as Chief Loan Officer. The Loan Committee is responsible for developing the lending policies of the Bank, monitoring the loan portfolio and compliance with established policies, and approving specific loans in accordance with the Bank's loan policy. The committee met twelve times during 1999.

The Internal Asset Review Committee consists of Messrs. Lyle A. Marshall (Chairperson), Elbert T. Hudson and non-Board members Mr. Bob Adkins, Sr. Vice President-Chief Financial Officer, and Ms. Alesia Willis, Vice President-Loan Service Manager. The Internal Asset Review Committee is responsible for the review and approval of asset classifications, and for monitoring delinquent loans and foreclosed real estate. In addition, the Internal Asset Review Committee reviews the adequacy of the Bank's general loan loss allowance. The committee met twelve times during 1999.

The Asset/Liability and Investment Committee consists of Messrs. Kellogg Chan (Chairperson), Daniel A. Medina, Paul C. Hudson and non-Board members Messrs. Bob Adkins, Senior Vice President-Chief Financial Officer, Eric V. Johnson, Senior Vice President-Chief Savings Officer and

Gerald W. Parker, Chief Loan Officer. The Asset/Liability and Investment Committee is responsible for monitoring Broadway Federal's interest rate risk in order to reduce the vulnerability of the Bank's operations to changes in interest rates. The Committee also monitors and controls the level and type of securities investments made by the Bank. The committee met six times during 1999.

The Compliance/CRA/Public Relations Committee consists of Mrs. Rosa Hill (Chairperson) and Messrs. Elbert T. Hudson, Kellogg Chan and Daniel A. Medina. This committee is responsible for reviewing the Bank's compliance with state and federal regulations, monitoring compliance with the Community Reinvestment Act and oversight of public relations and community outreach efforts. The committee met nine times during 1999.


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following table sets forth certain information with respect to executive officers of the Company or the Bank who are not directors. Officers of the Company and the Bank serve at the discretion of and are elected annually by their respective Boards of Directors.

           Name                 Age(1)                 Positions Held With Company and Broadway Federal
---------------------------    ---------    ------------------------------------------------------------------------
Bob Adkins                        49        Chief  Financial  Officer and  Secretary of the Company and Senior Vice
                                            President/Chief Financial Officer of Broadway Federal
Eric V. Johnson(2)                40        Senior Vice President/Chief Retail Banking Officer of Broadway Federal
Gerald W. Parker(3)               57        Chief Loan Officer of Broadway Federal

----------------------------
(1)  As of December 31, 1999.
(2) Executive served as Senior Vice President/Chief Loan Officer from May 1999 to April 2000.
(3)  Executive hired in April 2000

The business experience of each of the executive officers is as follows:

BOB ADKINS joined Broadway Federal in 1994 as the Chief Financial Officer. Mr. Adkins became Senior Vice President/Chief Financial Officer in January 1995. Mr. Adkins also serves as Director and Secretary/Treasurer of Broadway Service Corporation. Prior to joining Broadway Federal, Mr. Adkins was Chief Financial Officer of Westside Bank of Southern California for three years. Mr. Adkins has over 20 years experience in the financial services industry, including experience in public accounting. Mr. Adkins is a Certified Public Accountant and holds an MBA degree and a Bachelors degree in Accounting. Mr. Adkins is President of the Board of the California State University at Los Angeles Foundation and is a past member of the Board of Directors of the Community Housing Assistance Program, Inc. and Unite L.A.

ERIC V. JOHNSON joined Broadway Federal Bank in May 1999 as Senior Vice President/Chief Loan Officer and currently serves as Senior Vice President/Chief Retail Banking Officer and Foreign Asset Control Compliance Officer. Prior to joining Broadway Federal, Mr. Johnson had over 20 years of experience in the banking industry, primarily in Retail Banking with Home Savings of America, where he served in various management positions. Mr. Johnson has served on the San

Gabriel Valley Boy Scouts of America and is an active member of Holman United Methodist Church.

GERALD W. PARKER joined Broadway Federal in April 2000 as the Chief Loan Officer. Prior to joining Broadway Federal, Mr. Parker had over 16 years of experience in the banking industry with Washington Mutual (formerly Home Savings of America), where he served in various management positions. Mr. Parker serves as Vice President and a member of the Board of Directors of the Los Angeles Urban Bankers Association and as a Board member of Haaf II Project.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information, as of March 31, 2000, concerning the shares of the Company's Common Stock owned by each person known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock, by each of the directors and executive officers of the Company and the Bank, and by all directors and executive officers as a group (including in each case all "associates" of such persons).

                                                                    AMOUNT AND
                                                                    NATURE OF
                              NAME AND ADDRESS                      BENEFICIAL                   PERCENT OF
                            OF BENEFICIAL OWNER                     OWNERSHIP                       CLASS
         ------------------------------------------------------  ----------------              ----------------
         BENEFICIAL OWNERS:

         Broadway Federal Bank Employee Stock Ownership Plan         67,164
         (1)                                                                                        7.20%

         First Financial Fund, Inc. (3)
         Gateway Center Three                                        89,640                         9.61%
         100 Mulberry Street, 9th Floor
         Newark, NJ 07102-7503

         Deltec Asset Management Corporation (4)
         535 Madison Ave.                                           233,132                        25.00%
         New York, NY 10022

         Franklin Mutual Advisors, Inc. (5)
         51 John F. Kennedy Parkway                                  56,662                         6.08%
         Short Hills, NJ 07078

         Salomon Smith Barney Inc. (6)
         388 Greenwich Street                                       102,250                        10.97%
         New York, New York  10013

         DIRECTORS AND EXECUTIVE OFFICERS (1):

                                                                      7,227        (2)(7)           0.78%
         Elbert T. Hudson

                                                                     21,289          (8)            2.28%
         Paul C. Hudson

                                                                     11,310          (9)            1.21%
         Kellogg Chan

                                                                      4,262         (10)            0.46%
         Willis K. Duffy

                                                                     11,203        (2)(10)          1.20%
         Rosa M. Hill

                                                                      6,269          (9)            0.67%
         A. Odell Maddox

         Lyle A. Marshall                                             4,262        (2)(10)          0.46%

         Larkin Teasley                                               7,082         (10)            0.76%

         Daniel A. Medina                                             1,084          (9)            0.12%

         Bob Adkins                                                   6,514       (11)(12)          0.70%

         All directors and executive officers as a group (10         80,502                         8.63%
         persons)

----------------------------------------------

(1) The address for each of the directors and executive officers and the Broadway Federal Bank Employee Stock Ownership Plan is 4800 Wilshire Boulevard, Los Angeles, California 90010.
(2) Held jointly with spouse with whom voting and investment power is shared.
(3) Information is derived from a Schedule 13G/A filed with the Securities and Exchange Commission by First Financial Fund, Inc., a Maryland corporation, on February 15, 2000 and form Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP, a Massachusetts limited liability partnership ("WMC"), on February 9, 2000. WMC, in its capacity as investment advisor, may be deemed the beneficial owner of shares of Common Stock owned by its clients, including 89,640 shares, representing 9.61% of the outstanding Common Stock as of March 31, 2000, owned by First Financial Fund, Inc.

(4) All such shares of Common Stock are held by Deltec Asset Management Corporation, a New York corporation ("Deltec"), for the account of its brokerage or investment advisory clients over whose accounts Deltec exercises discretionary authority as to voting, disposition and other matters. The information regarding Deltec is derived from their Schedule 13D and Form 3 filing with the Securities and Exchange Commission on May 23, 1997 and from their Form 4 filed with the Securities and Exchange Commission on January 6, 1998. The number of shares have been adjusted for the 8% stock dividend paid to all shareholders in August 1998.

(5) Information derived from Schedule 13G filed with the Securities and Exchange Commission by Franklin Mutual Advisors, Inc.("FMAI"), a Delaware corporation, on January 29, 1999. FMAI is a direct subsidiary of Franklin Resources, Inc. ("FRI"), its parent holding company. The 56,662 shares of Common Stock of the Company are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to advisory contracts, are advised by FMAI. Such advisory contracts grant to FMAI all investment and voting power over the securities owned by such advisor's clients. Therefore, FMAI may be deemed to be the beneficial owner of the securities, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934. The voting and investment powers held by FMAI are exercised independently from FRI and from all other investment advisor subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI.

(6) Information derived from Schedule 13G filed with the Securities and Exchange Commission by Solomon Smith Barney, Inc. ("SSB"), a New York corporation, Solomon Brothers Holding Company, Inc. ("SBHC"), a Delaware corporation, Solomon Smith Barney Holdings, Inc. ("SSB Holdings"), a New York corporation, and Citigroup, Inc. ("Citigroup"), a Delaware corporation, on February 12, 2000. SBHC is the sole stockholder of SSB; SSB Holdings is the sole stockholder of SBHC; and Citigroup is the sole stockholder of SSB Holdings. SSB Holdings and Citigroup disclaims beneficial ownership of the securities referred to in the Schedule 13G.

(7) Includes 643 vested and currently exercisable shares under the Performance Equity Program For Officers and Employees (the "PEP"); 942 allocated shares under the Broadway Federal Savings and Loan Association Employee Stock Ownership Plan (the "ESOP"); and 2,481 shares subject to options granted under the Long Term Incentive Plan (the "LTIP"), which options are all currently exercisable.

(8) Includes 910 vested and currently exercisable shares under the PEP; 3,480 allocated shares under the ESOP; and 8,927 shares subject to options granted under the LTIP, which options are all currently exercisable.


(9) Includes 221 vested and currently exercisable shares under the Recognition and Retention Plan for Outside Directors (the "RRP"); and 648 shares subject to options granted under the 1996 Stock Option Plan For Outside Directors (the "Stock Option Plan").

(10) Includes 322 vested and currently exercisable shares under the RRP; and 1,240 shares subject to options granted under the Stock Option Plan.

(11) Includes 607 vested and currently exercisable shares under the PEP; 2,121 allocated shares under the ESOP; and 3,571 shares subject to options granted under the LTIP, which options are all currently exercisable.

(12) 61 shares are held jointly with spouse with whom voting and investment power is shared.

              EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS

The following table sets forth the annual and long-term compensation for the Company's President/Chief Executive Officer, the Chief Financial
Officer/Secretary and the Chief Savings Officer, as well as the total compensation paid to each, during the Company's last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                  -------------------------------------
                                    ANNUAL COMPENSATION                    AWARDS             PAYOUTS
                             -----------------------------------  -------------------------  ----------
                                                                  RESTRICTED   SECURITIES
    NAME AND                                      OTHER ANNUAL      STOCK      UNDERLYING                  ALL OTHER
    PRINCIPAL                SALARY     BONUS     COMPENSATION      AWARDS      OPTIONS/       LTIP       COMPENSATION
    POSITION        YEAR       ($)       ($)           ($)           ($)        SARS (#)      PAYOUTS         ($)
------------------  ------   --------   -------   --------------  -----------  ------------  ----------  ---------------
Paul C. Hudson      1999     138,059      -             -             -             -        10,010        4,142 (b)
President/CEO                                                                                      (a)       924 (c)
                    1998     134,135    16,843          -             -             -                      4,647 (b)
                                                                                                 5,007       924 (c)
                    1997     125,110      -             -             -             22,317                 3,619 (b)
                                                                                                 -           798 (c)

Bob Adkins          1999     114,760      -             -             -             -        6,677 (a)     3,024 (b)
CFO                                                                                                          924 (c)
                    1998     105,664     8,900          -             -             -            3,337     3,211 (b)
                                                                                                             879 (c)
                    1997     102,770      -             -             -              8,927       -         2,924 (b)
                                                                                                             885 (c)

(a) The stock awards represent base grants awarded pursuant to the Performance Equity Program For Officers and Employees (the "PEP"). Under the PEP base grants vest in equal installments over a 5 year period commencing one year from the date of grant, which was September 17, 1997 for the named executives. The restricted stock awards are calculated by multiplying the closing market price of the Company's stock on the grant date ($11.00 per share) by the number of shares that vested through December 31, 1999. At December 31, 1999, the total remaining shares that have not yet vested for Paul C. Hudson and Bob Adkins were 1,366, and 910, respectively. The value of those shares for Paul C. Hudson and Bob Adkins, based upon the market price of the shares at December 31, 1999 ($4.81 per share) was $6,570, and $4,377, respectively.

(b) Reflects amounts contributed by the Company to the 401(k) Plan on behalf of each individual. The amounts contributed by the Company each year represent 100% of each employee's contribution up to 3% of each individual's salary.

(c) Reflects the dollar value of group term life insurance paid by the Bank during the periods covered.

The following table summarizes options exercised during 1999 and the value of unexercised options held by the named executives at fiscal year-end.

                     AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                SHARES                       NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                               ACQUIRED                      UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS/
                                  ON          VALUE         OPTIONS/SARS AT FISCAL     SARSAT FISCAL YEAR-END
                               EXERCISE      REALIZED       YEAR-END(#) EXERCISABLE    ($) EXERCISABLE (E)/
            NAME                  (#)          ($)           (E)/UNEXERCISABLE (U)       UNEXERCISABLE (U)
---------------------------    ----------    ----------     -----------------------    -----------------------
Paul C. Hudson                     -             -               13,390 (U)                    - (U)
                                                                 8,927  (E)                    - (E)

Bob Adkins                         -             -
                                                                  5,356 (U)                    - (U)
                                                                  3,571 (E)                    - (E)

                             DIRECTORS COMPENSATION

No remuneration was paid to the directors by the Company in 1999. Currently, the Chairman of the Board of Broadway Federal receives a monthly retainer fee of $2,800, and all other directors of Broadway Federal, other than the President, receive a monthly retainer fee of $1,000 each. A fee of $200 is paid to each director of Broadway Federal, other than the Chairman of the Board and the President, for special Board meetings. Committee meeting fees of $150 per meeting are also paid to directors of Broadway Federal, other than the Chairman of the Board and the President.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's current loan policy provides that all loans made by the Company or its subsidiaries to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

On September 30, 1999, the Company made a $550,000 loan to Maddox & Stabler LLC. Mr. A. Odell Maddox is a director of the Company and the Bank. The loan is secured by a 24-unit multi-family property located in Los Angeles, California. The terms of the 30-year loan include an initial interest rate of 8% fixed for the first five years. Thereafter the rate will be 2.90% over the one-year Treasury Bill rate. Since inception, payments on the loan have been made as agreed. As of April 20, 2000, the outstanding balance of the loan was $547,633.

                              SEVERANCE AGREEMENTS


The Company and Broadway Federal have entered into severance agreements with Messrs. Paul C. Hudson, Bob Adkins and Eric V. Johnson, having terms of 24 months for Mr. Hudson and 18 months for Mssrs. Adkins and Johnson. Commencing on the first anniversary date of such agreements and continuing on each anniversary date thereafter, the severance agreements may be extended by the respective Board of Directors of the Company and Broadway Federal for additional twelve-month periods. Each severance agreement provides that at any time following a change in control of the Company or Broadway Federal, as applicable, if the Company or Broadway Federal, as the case may be, terminates the employee's employment for any reason other than for cause, or if the employee terminates his or her employment, the employee or, in the event of death, the employee's beneficiary, would be entitled to receive a payment equal to up to two years of the employee's then current annual salary (twenty-four months for Paul C. Hudson and eighteen months for Bob Adkins and Eric V. Johnson), any bonuses and any other compensation paid or to be paid to the employee in any such year, the amount of benefits paid or accrued to the employee pursuant to any employee benefit plan maintained by Broadway Federal or the Company in any such year and the amount of any contributions made or to be made on behalf of the employee to any benefit plan maintained by Broadway Federal or the Company in any such year. The Company or Broadway Federal would also continue the employee's life, medical, dental and disability coverage for the remaining unexpired term of his agreement to the extent allowed by the plans or policies maintained by the Company or Broadway Federal from time to time. Payments to the employee under Broadway Federal's severance agreements will be guaranteed by the Company in the event that payments or benefits are not paid by Broadway Federal. In the event of a change in control of the Company and Broadway Federal, as applicable, the total payments due under the severance agreements in the aggregate, based solely on the cash compensation paid to the three officers covered by the severance agreements for the last fiscal year and excluding any benefits under any employee benefit plan that may be payable, are estimated to be up to approximately $605,000.

                       APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected KPMG LLP ("KPMG") as the Company's independent auditors for the fiscal year ending December 31, 2000. It is anticipated that representatives of KPMG LLP will be present at the Annual Meeting. KPMG will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate inquires of the stockholders. KPMG performed the independent audit for the fiscal year ending December 31, 1999.

After evaluating proposals received, the Company changed its independent auditors from Ernst & Young LLP ("Ernst & Young") to KPMG based upon the recommendation of the Company's Audit Committee. KPMG performed the independent audit for the fiscal year ending December 31, 1998. Ernst & Young's audit report on the consolidated financial statements of the Company as of and for the years ended December 1996 and 1997 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two fiscal years ended December 31, 1996 and 1997, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO RATIFY THE
         APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                         COMPENSATION/BENEFITS COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

The Company's Compensation/Benefits Committee is composed entirely of independent outside members of the Company's Board of Directors. The Committee reviews and approves each of the elements of the executive compensation program of the Company (including its subsidiaries) and continually assesses the effectiveness and competitiveness of the program. In addition, the Committee administers the key provisions of the executive compensation program and reviews with the Board of Directors all major aspects of compensation for the Company's chief executive officer. The Committee's review of the executive compensation program includes analyzing compensation programs, pay levels, and business results compared to a peer group of competitor financial institutions of comparable asset size.

COMPENSATION PHILOSOPHY

The goals of the executive compensation program are to support a performance-oriented environment, to reinforce the Company's performance and business plans, and to enable the Company to attract and retain the executive talent it needs to maximize its return to stockholders.

The philosophy of the Company is to provide compensation programs designed to reward achievement of the Company's annual and long-term strategic goals, to provide compensation opportunities that are competitive with the peer group of competitor financial institutions, and to offer appropriate stock ownership opportunities.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

BASE SALARIES. The objectives of the base salary program are to offer base salaries within a salary grade which establishes the value of the position relative to other positions in the organization and to provide base salary increases that reward all officers for the ongoing performance of the duties of their positions and that are consistent with the Company's overall financial performance. The base salary compensation for executive officers is established after considering objective criteria which include the review and evaluation of surveys of compensation paid to the executives of similarly sized financial institutions.

INCENTIVE COMPENSATION PLAN. The Incentive Compensation Plan (the "Plan") is intended to provide all employees with the opportunity for incentive compensation based upon corporate profitability and individual performance. The Plan has been designed so that 50% of the incentive award results from corporate returns and 50% derives from individual performance. For the Plan to be activated, current profits must be sufficient to cover any payments under the Plan. The Plan establishes various levels of return on assets ("ROA") up to a maximum ROA of 120% of annual budgeted ROA. The level of ROA attained determines the incentive awards to be paid. The Plan has been integrated with the Bank's strategic plan. Thus, the target ROA is consistent with management's ROA goal for the year. Half of an employee's total incentive compensation is based on the Bank's ROA. The balance derives from one of two factors, depending upon job title and grade level. Management positions are evaluated based upon achievement of department goals and objectives, while-non-exempt employees are rewarded based upon semi-annual performance reviews by their supervisor.

CEO COMPENSATION. Paul Hudson's base salary is intended to be competitive with base salaries paid other chief executive officers of institutions of similar size and scope of operations. His base salary is reviewed annually by the Compensation/Benefits Committee. In addition, the Committee establishes criteria, based on performance targets, for the CEO incentive compensation award. Incentive awards and increases in base salary must be recommended by the Committee and approved by the Board.

                                                            Dr. Willis K. Duffy
                                                            Mr. Larkin Teasley
                                                            Mr. Daniel A. Medina

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and beneficial owners of more than ten percent of the Company's stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such forms that they file.

Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 1999, or written representations from certain reporting persons that no Form 5's were required to be filed by those persons, the Company believes that during the period ended December 31, 1999, except for the directors listed below, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Company's stock. Director's Paul C. Hudson and Larkin Teasley each had one late Form 4 filing.

                    DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                     FOR PRESENTATION AT THE ANNUAL MEETING

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's year 2001 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before January 25, 2001. The Board of Directors will review any stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its proxy solicitation materials and for consideration at the Annual Meeting. Any stockholder may make any other proposal at the year 2001 Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the Company on or before May 25, 2001, such proposal may only be voted upon at a meeting held at least 30 days after the Annual Meeting at which it is presented.

Under the Company's Bylaws, stockholder nominations for election of directors may only be made pursuant to timely notice in writing to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year's Meeting (between March 23, 2001 and April 22, 2001) to be considered at the Annual Meeting in year 2001. Such notice must state the nominee's name, age and addresses (business and residence), the nominee's principal occupation or employment, and the class and number of shares of Common Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee which would be required to be disclosed in a proxy statement and in certain other filings under federal securities laws.

                           ANNUAL REPORT AND FORM 10K

The 1999 Annual Report to Stockholders containing the consolidated financial statements of the Company for the year ended December 31, 1999 accompanies this proxy statement.

STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT ACCOMPANYING EXHIBITS, BY WRITING TO BEVERLY A. DYCK, INVESTOR RELATIONS REPRESENTATIVE, BROADWAY FINANCIAL CORPORATION, 4800 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90010. A LIST OF EXHIBITS IS INCLUDED IN THE FORM 10-K, AND EXHIBITS ARE AVAILABLE FROM THE COMPANY UPON PAYMENT TO THE COMPANY OF THE COST OF FURNISHING THEM.

PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED-POSTAGE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Beverly A. Dyck

Beverly A. Dyck
Secretary

                         BROADWAY FINANCIAL CORPORATION
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 21, 2000

The undersigned hereby appoints Paul C. Hudson and Bob Adkins, or any of them, each with full power of substitution, as the lawful proxies of the undersigned, and hereby authorizes each of them to represent and to vote as designated below all shares of the Common Stock of Broadway Financial Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on June 21, 2000, or any adjournment thereof.

   PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN DARK INK AND SIGN AND DATE ON THE
                 REVERSE SIDE MARK ONLY ONE BOX FOR EACH ITEM.

1. ELECTION OF THREE DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2003.

      PAUL C. HUDSON            / /  FOR           / /    WITHHOLD

      KELLOGG CHAN              / /  FOR           / /    WITHHOLD

      LARKIN TEASLEY            / /  FOR           / /    WITHHOLD

2. RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITING FIRM FOR 2000.

        / / FOR                 / /  AGAINST       / /    ABSTAIN

3.   IN THE DISCRETION OF THE PROXY HOLDER(S) ON SUCH OTHER
     BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

       / /  FOR                 / /  AGAINST       / /    ABSTAIN


       IMPORTANT-PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY





THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED IN ITEM 1 AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON MATTERS DESCRIBED IN ITEM 3.

When signing as attorney, executor, administrator, trustee, or guardian, please sign full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Whether or not you plan to attend the Annual Meeting, you are urged to SIGN AND RETURN this proxy promptly. You may revoke this proxy at any time prior to its use.

                             Dated:______________,  2000


                             -------------------------------
                                 (Signature of Stockholder)

                              Please sign your name EXACTLY as it appears hereon, date and return this proxy in the reply envelope provided. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL PROXY CARDS RECEIVED.

                          Please Do Not Fold This Card